UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2010

SINO GREEN LAND CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53208	54-0484915
(State or Other Jurisdiction of	(Commission file number)	(I.R.S. Employer
Incorporation)		Identification No.)

Suite 2711A, 27/F, Exchange Tower,
33 Wang Chiu Road, Kowloon Bay,
Kowloon, Hong Kong
People’s Republic of China
(Address of Principal Executive Offices)
(Zip Code)

852-3104-0598
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 4.02.NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR ARELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On August 23, 2010, the Company concluded, after consultation with its independent registered public accounting firm and a review of the pertinent facts, that the previously issued financial statements contained in the Company's Annual Reports on Form 10-K for the years ended December 31, 2009 and 2008, respectively, and Quarterly Reports for the quarters ended March 31, 2010, September 30, June 30 and March 31, 2009 should not be relied upon due to the following:

●
The Company improperly allocated, for financial statement purposes, the proceeds received in connection with the April 2008 debt financing transaction and the August and December 2009 and January 2010 preferred stock financing transactions (collectively, “the financings”). The restated financial statements include the effects of properly allocating the financing proceeds between (1) the debt or preferred stock, as applicable, (2) any derivative liabilities associated with warrants for the purchase of common stock, and (3) any beneficial conversion features (“BCF”), as a component of additional paid-in capital, which allow the debt and preferred shareholders to convert their investment into the Company’s common stock on favorable terms.

●
Due to the improper allocation of proceeds on the April 2008 debt financing which resulted in an incorrect basis for the debt, the Company improperly reported the loss on debt extinguishment upon its settlement in August 2009. The debt settlement will be reported in the 2009 income statement as described, beginning with the restated annual financial statements for 2009 and 2008, and in the restated September 30, 2010 10-Q filing. The settlement occurred in August 2009, and therefore does not affect the income statements presented. However, the accompanying balance sheets appropriately reflect the impact of settlement.

●
Certain warrants containing variable exercise terms associated with the financings were reported as a component of paid-in capital instead of properly reflecting them as a derivative liability at fair value, with changes in fair value reported in the income statement each period. The restated financial statements include the effects of reporting the derivative liabilities and their associated changes in value correctly.

●
A BCF was inappropriately recorded as a debt discount on the April 2008 financing in addition to being amortized over the subsequent 12 months with a charge to expense. Furthermore, separate BCFs associated with the December 2009 and January 2010 preferred stock financings were erroneously omitted due to a misallocation of proceeds for financial statement purposes. The restated financial statements include the effects of allocating financing proceeds to the applicable BCFs by recording a preferred stock discount with a credit to additional paid-in capital. The discounts were then charged immediately to retained earnings as deemed preferred stock dividends pursuant to the terms of the agreement which provide immediate conversion rights.

●	Earnings per share has been restated to include the effects of the restated financial statements

The Company’s management, in consultation with its independent registered public accounting firm, has determined that as a result of such accounting matters, its reported net income was overstated by $3,529,126 for the year ended December 31, 2009 and understated by $112,650 for the year ended December 31, 2008.

The Company’s management and the Audit Committee of the Board of Directors of the Company have discussed the matters disclosed herein with Kabani& Company, Inc., the Company’s independent registered public accounting firm.

As a result of discovery of the errors giving rise to the restatement, the Company has concluded that its internal controls over financial reporting and its disclosure controls for the periods covered by the restated financial statements were not effective.

The Company intends to file amendments to its annual report for the year ended December 31, 2009 and its quarterly report for the quarter ended March 31, 2010 in the near future, each of which will contain restated financial statements as a result of the aforementioned accounting errors and will disclose the Company’s conclusion that its internal controls over financial reporting and its disclosure controls and procedures were not effective.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO GREEN LAND CORPORATION
By: /s/ Anson Yiu Ming Fong
Name: Anson Yiu Ming Fong
Title: Chairman of the Board

Date: September 8, 2010

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